EXHIBIT 10.10

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT, dated this 1st day of January 2001, between Mac Filmworks, Inc. a Delaware corporation, currently having its principal place of business at 9464 Mansfield Road, Suite A-1, Shreveport, Louisiana 71118 (the "Company"), and Jim McCullough, Sr. (the "Executive"), an individual currently residing at 463 Dunmoreland Circle, Shreveport, Louisiana 71107.

     WHEREAS, the Company desires to employ Executive and Executive desires to be employed by the Company, as President and Chief Executive Officer of the Company.

     WHEREAS, the Executive is willing to enter into an agreement with the Company upon the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of the premises and covenants herein contained, the parties hereto agree as follows:

1.   Term  of Agreement.    Subject to the terms and conditions hereof, the term
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of  employment  of  the Executive under this Employment Agreement shall be for a period of three years commencing on the date hereof (the "Commencement Date). Such term of employment is herein sometimes called the "Employment Term."

2.   Employment.    As  of  the  Commencement Date, the Company hereby agrees to
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employ the Executive as President and Chief Executive Officer, and the Executive
hereby accepts such employment and agrees to perform his duties and responsibilities hereunder in accordance with the terms and conditions hereinafter set forth.

3.   Duties  and  Responsibilities.
     -----------------------------

     (a) Duties. Executive shall perform such duties as are usually performed by a President/Chief Executive Officer of a business similar in size and scope as the Company and such other reasonable additional duties as may be prescribed from time-to-time by the Company's board of directors which are reasonable and consistent with the Company's operations, taking into account Executive's expertise and job responsibilities. This agreement shall survive any job title or responsibility change agreed to by Executive. Executive shall report directly to the board of directors of the Company regarding implementation of all business matters. All actions of Executive shall be subject and subordinate to the review and approval of the board of directors. No other person or group shall be given authority to supervise or direct Executive in the performance of his duties. The board of directors shall be the final and exclusive arbiter of all policy decisions relative to the Company's business.

     (b) Devotion of Time. During the term of this agreement, Executive agrees to devote sufficient time and attention during normal business hours to the business and affairs of the company to the extent necessary to discharge the responsibilities assigned to Executive and to use reasonable best efforts to perform faithfully and efficiently such responsibilities. During the term of this agreement it shall not be a violation of this agreement for Executive to
(i) serve on the boards of corporations or charitable institutions (with the permission from the Company's board of directors); (ii) manage personal investments or companies in which personal investments are made so long as such activities do not significantly interfere with the performance of Executive's responsibilities with the Company and which companies are not in direct competition with the Company; or (iii) provide services to Triad Family Media, Inc., Jim McCullough Productions, Inc., and all other companies that are currently supported by Executive's services, however it is expressly understood that Executive will limit his participation with the foregoing companies to no more than 10% of his time. Any income received by Executive outside the scope of his employment and permitted pursuant to the provisions hereof, shall inure to the benefit of Executive, and the Company shall not claim any entitlement thereto.


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4.   Compensation  and  Benefits  During  the  Employment  Term:
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     (a)     Base  Compensation.  The  Executive's  base  compensation  from the
Commencement Date through December 31, 2001, shall be at the rate of $7,000 per month, payable in regular semi-monthly installments in accordance with the Company's practice for its executives, less applicable withholding for income and employment taxes as required by law and other deductions as to which the Executive shall agree. Executive acknowledges that initially such base compensation may have to be accrued, based upon the Company's current working
capital.   Such  base  compensation  shall  be  subject to increases as and when determined  by  the  Company's  board  of  directors  in  its  sole  discretion.

     (b) Bonus Compensation. In addition to the Executive's base compensation, Executive will be entitled to a performance bonus as determined by the board of directors.

     (c) Vacation. Employee will be entitled to three weeks paid vacation each 12 month period during the Term.

     (d) Expense Reimbursement. The Executive shall be entitled to reimbursement of all reasonable, ordinary and necessary business related expenses incurred by him in the course of his duties and upon compliance with the Company's procedures.

     (e) Participation in Employee Benefit Plans. Executive shall be entitled to participate, subject to eligibility and other terms generally established by the Company's board or directors, in any employee benefit plan
[including but not limited to life insurance plans, stock option plans, group hospitalization, health, dental care (which health insurance shall also cover Executive's dependents) profit sharing, pension and other benefit plans], as may be adopted or amended by the Company from time-to-time.

5.   Termination.    Subject  to the notice and other provisions of this Section
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5, the Company shall have the right to terminate the Executive's employment with the Company, and the Executive shall have the right to resign from such employment, at any time and for no stated reason.

     (a) Disability. The Company shall have the right to terminate the employment of the Executive under this Agreement for disability in the event Executive suffers an injury, illness or incapacity of such character as to substantially disable him from performing his duties without reasonable accommodation by the Company hereunder for a period of more than sixty (60) consecutive days provided that during such 60 day period the Company shall have given at least ten (10) days written notice of termination; provided further, however, that if the Executive is eligible to receive disability payments pursuant to a disability policy paid for by the Company, the Executive shall assign such benefits to the Company for all periods as to which he is receiving full payment under this agreement.

     (b)     Death.  This agreement shall terminate upon the death of Executive.

     (c) With Cause. The Company may terminate this agreement at any time because of:

          (i) Executive's material breach of any term of this agreement, which is not cured after ten (10) days written notice from the board of directors.

          (ii) the willful engaging by the Executive in misconduct which is materially injurious to the Company, monetarily or otherwise; provided, in each case, however, that the Company shall not


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               terminate this Agreement pursuant to this Section 5(c) unless the
               Company shall first have delivered to the Executive, a notice which specifically identifies such breach or misconduct and the Executive shall not have cured the same within fifteen (15) days after receipt of such notice,

          (iii) Executive's gross negligence in the performance of his duties, or

          (iv) commission by the Executive of a felony or an act of fraud against the Company.

     In the event Executive's employment with the Company is terminated pursuant to items 5(a), (b) or (c), Executive or his beneficiary shall be entitled to receive all base compensation earned by Executive up to the date of termination, all unreimbursed expenses, and any bonus earned in respect of a prior year and not yet paid. For a termination by the Company without good cause, Executive shall be entitled to receive the greater of (i) the remaining base salary at the then base salary rate for the remainder of the Employment Term or (ii) the base salary rate for the period of six months, and all unreimbursed expenses, any bonus earned in respect of a prior year and not yet paid, and the pro-rata portion of any bonus for the current year.

6.   Confidentiality  and Non-Disclosure.    In the course of the performance of
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Executive's  duties  hereunder,  Executive  recognizes  and  acknowledges  that
Executive may have access to certain confidential and proprietary information of the Company or any of its affiliates. Without the prior written consent of the Company, Executive shall not disclose any such confidential or proprietary information to any person or firm, corporation, association, or other entity for any reason or purpose whatsoever, and shall not use such information, directly or indirectly, for Executive's own behalf or on behalf of any other party. Executive agrees and affirms that all such information is the sole property of the Company and that at the termination and/or expiration of this Agreement, at the Company's written request, Executive shall promptly return to the Company any and all such information so requested by the Company.

     The provisions of this Section 6 shall not, however, prohibit Executive from disclosing to others or using in any manner information that (a) has been published or has become part of the public domain other than by acts, omissions or fault of Executive; (b) has been furnished or made known to Executive by third parties (other than those acting directly or indirectly for or on behalf of Executive) as a matter of legal right without restriction on its use or disclosure; (c) was in the possession of Executive prior to obtaining such information from Company in connection with the performance of this Agreement; or (d) is required to be disclosed by law.

7.   Arbitration.    If  a  dispute  should  arise regarding this agreement, all
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claims,  disputes,  controversies,  differences  or  other  matters  in question arising out of this relationship shall be settled finally, completely and conclusively by arbitration of a single arbitrator in Houston, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). Arbitration shall be initiated by written demand. This agreement to arbitrate shall be specifically enforceable only in the District Court of Harris County, Texas. A decision of the arbitrator shall be final, conclusive and binding on the Company and the Executive, and judgment may be entered in the District Court of Harris County, Texas, for enforcement and other benefits. On appointment, the arbitrator shall then proceed to decide the arbitration subjects in accordance with the Rules. Any arbitration held in accordance with this paragraph shall be private and confidential and no person shall be entitled to attend the hearings except the arbitrator, Executive, Executive's attorneys, and designated representatives of the Company and their respective attorneys. The matters submitted for arbitration, the hearings and proceedings and the arbitration award shall be kept and maintained in strictest confidence by Executive and the Company and shall not be discussed, disclosed or communicated to any persons. On request of any party, the record of the proceeding shall be sealed and may not be disclosed except insofar, and only insofar, as may be necessary to enforce the award of the arbitrator and any judgment enforcing an award. The prevailing party shall be entitled to recover reasonable and necessary attorneys' fees and costs from the non-prevailing party.


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8.   Opportunities.    During  his employment with the Company, and for one year
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thereafter,  Executive  shall  not  take  any action which might divert from the
Company any opportunity learned about by him during his employment with the Company (including without limitation during the Employment Term) which would be within the scope of any of the businesses then engaged in or planned to be engaged in by the Company.

9.   Survival.    In  the  event  that  this Agreement shall be terminated, then
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notwithstanding  such  termination,  the  obligations  of  Executive pursuant to
Sections 6, 7, 8, 9, 10, 11, and 12 of this Agreement shall survive such termination.

10.   Contents  of  Agreement,  Parties  in  Interest,  Assignment, etc.    This
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Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Executive hereunder which are of a personal nature shall neither be assigned nor transferred in whole or in part by Executive. This Agreement shall not be amended except by a written instrument duly executed by the parties.

11.   Severability.    If  any term or provision of this Agreement shall be held
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to  be  invalid or unenforceable for any reason, such term or provision shall be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining terms and provisions hereof, and this Agreement shall be construed as if such invalid or unenforceable term or provision had not been contained herein.

12.   Notices.    Any notice, request, instruction or other document to be given
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hereunder  by  any  party  to  the  other party shall be in writing and shall be deemed to have been duly given when delivered personally or five (5) days after dispatch by registered or certified mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made:

     IF  TO  THE  COMPANY  ADDRESSED  TO:

     Mac  Filmworks,  Inc.
     9464  Mansfield  Road,  Suite  A-1
     Shreveport,  Louisiana  71118

     WITH  A  COPY  TO:

     Brewer  &  Pritchard,  P.C.
     Three  Riverway,  Suite  1800
     Houston,  Texas  77056

     IF  TO  EXECUTIVE  ADDRESSED  TO:

     Jim  McCullough,  Sr.
     463  Dunmoreland  Circle
     Shreveport,  Louisiana  71107

or to such other address as the one party shall specify to the other party in writing.


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13.   Counterparts  and  Headings.    This  agreement  may be executed in one or
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more  counterparts,  each  of  which  shall  be deemed an original and all which together shall constitute one and the same instrument. All headings are inserted for convenience of reference only and shall not affect the meaning or interpretation of this agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                              MAC  FILMWORKS,  INC.


                              By:   /s/  Andrea  O'Neal
                                    ---------------------------------
                                    Andrea  O'Neal
                                    Director  and  Executive  Officer

                              EXECUTIVE

                              By:   /s/  Jim  McCullough,  Sr.
                                    ---------------------------------
                                    Jim  McCullough,  Sr.


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